Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 14 dated August 26, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PQM6

Principal Amount:  	$350,000,000

Price to Public:  		99.952%

Agent's Commission:  	0.625%

Original Issue Date:  	09/01/99

Interest Rate Per Annum: 	7.50%

Interest Payment Dates:  	03/01 and 09/01, commencing 03/01/00

Maturity Date:  		09/01/06

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:________________________
Name:  Kathryn Bopp Flynn
Title: Assistant Vice President